Exhibit 99.1

Single Touch Acquires DoubleVision Networks

Accretive Acquisition to Accelerate Revenue Growth

JERSEY CITY, N.J. – July 24, 2014 –Single Touch Systems, Inc. (OTC BB: SITO), a technology-based mobile media solutions provider servicing advertisers, retailers and brands, today announced it has acquired technology partner, DoubleVision Networks, a privately held mobile audience buying and targeting platform.

DoubleVision Networks provides the real time bidding software that dynamically assesses the open mobile advertising inventory across numerous supply side platforms to programmatically purchase the optimal advertising inventory, thereby driving a higher return on investment for its marketing clients. Single Touch has partnered with DoubleVision and utilized this technology for its “Followme” product.

“DoubleVision's platform was built leveraging deep expertise in financial markets and big data software environments, resulting in highly efficient programmatic trading capabilities and enabling it to deliver market-leading campaign performance at the lowest possible cost,” said James Orsini, president and chief executive officer of Single Touch. “With these technological advantages, combined with experienced mobile strategy and campaign management personnel, DoubleVision consistently outperforms competitors on both a cost and performance basis, delivering a superior ROI for its customers.”

“The accretive acquisition of DoubleVision will accelerate revenue growth of our fastest growing product, Followme,” Orsini added. “Further, we are able to expand Single Touch’s salesforce with the addition of an exceptional team of mobile experts and engineering talent. These are both definitive steps towards achieving our stated goals as we continue to work towards transforming the company into a leader in mobile media and advertising.”

“We started this business in order to participate in the enormous growth potential of the Mobile Ad tech space,” said Matt Wiggins, co-founder of DoubleVision Networks. “The opportunity to marry our core technology platform with Single Touch’s messaging product suite will bring our customers a holistic suite of mobile, cross-screen, and video advertising capabilities. This an exciting transaction for me and my shareholders as we believe this will help us accelerate our plans and make us more relevant immediately.”

About Single Touch Systems, Inc.

Single Touch Systems, Inc. is a technology based mobile solutions provider serving businesses, advertisers and brands. Through patented technologies and a modular, adaptable platform, Single Touch’s multi-channel messaging gateway enables marketers to reach consumers on all types of connected devices, with information that engages interest, drives transactions and strengthens relationships and loyalty. For more information about Single Touch Systems, Inc. visit: www.singletouch.net.

About DoubleVision

Headquartered in New York, DoubleVision was founded in 2009 as an early mobile demand side platform with hyper-local location targeting abilities and continues to focus on developing the most robust mobile audience targeting platform. The company served as the white-label partner for large media sales teams. With nearly 100,000 publishers across mobile app and web, DoubleVision maximizes the performance of each campaign by intelligently weighting key metrics across all placements in mobile and tablet with its unique algorithms. For more information, visit www.doublevis.com or email info@doublevis.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact:

Mike Bishop

The Blueshirt Group

415-217-4968

Mike@blueshirtgroup.com